SCHEDULE 14A
 (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

AGILENT TECHNOLOGIES, INC.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Agilent Technologies, Inc.
395 Page Mill Road
Palo Alto, California 94306

Edward W. Barnholt
President and
Chief Executive Officer

To our Stockholders:

      I am pleased to invite you to attend the annual meeting of stockholders of Agilent Technologies, Inc. (“Agilent”) to be held on Friday, February 22, 2002, at 10 a.m. at the Flint Center for the Performing Arts located at 21250 Stevens Creek Boulevard, Cupertino, California (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

      This year, as a cost-saving measure, we are combining our Proxy Statement, Annual Report and Financial Statements into a single document. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

      If you are unable to attend the annual meeting in person, you may listen to audio highlights, which will be posted a few days after the annual meeting on our Web site located at http://www.investor.agilent.com. You cannot record your vote on this website.

      Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

      Thank you for your ongoing support of, and continued interest in, Agilent.

Sincerely,

2002 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

AGILENT TECHNOLOGIES, INC.

395 Page Mill Road

Palo Alto, California 94306
(650) 752-5000

Notice of Annual Meeting of Stockholders

TIME	10:00 a.m. on Friday, February 22, 2002

PLACE	Flint Center for the Performing Arts Cupertino, California (U.S.A.)

ITEMS OF BUSINESS	(1) To elect directors to a 3-year term.
(2) To ratify the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants.
(3) To consider such other business as may properly come before the annual meeting.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments thereof if you were a stockholder at the close of business on Wednesday, December 26, 2001.

ANNUAL MEETING ADMISSION	Two cut-out admission tickets are included on the back cover of this proxy statement. Please contact Agilent’s Corporate Secretary at Agilent’s corporate headquarters if you need additional tickets. The annual meeting will begin promptly at 10 a.m. In order to avoid any disruption for those in attendance, late comers will not be seated.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

By Order of the Board

D. CRAIG NORDLUND
Senior Vice President, General Counsel
and Secretary

      This proxy statement and accompanying proxy card are being distributed on or about January 11, 2002.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Agilent’s Board of Directors (the “Board”) is providing these proxy materials for you in connection with Agilent’s annual meeting of stockholders, which will take place on February 22, 2002. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Agilent’s 2001 Annual Report and audited financials statements, proxy card and return envelope are also enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	There are two proposals scheduled to be voted on at the annual meeting:

•	the election of directors for a 3-year term;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants.

Q:	What is Agilent’s voting recommendation?

A:	Agilent’s Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on December 26, 2001 (the “Record Date”) may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, including shares purchased through Agilent Technologies, Inc. 1999 Stock Plan and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or shares purchased through Agilent Technologies, Inc. 401(k) Plan, which is also called the Agilent Savings Accumulation Plan or “ASAP”.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Agilent hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Agilent’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Agilent. As the stockholder of record, you have the right to grant your voting proxy directly to Agilent or to vote in person at the annual meeting. Agilent has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you plan to attend the annual meeting, Agilent recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. You may vote your directly held shares by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the ratification of PricewaterhouseCoopers LLP, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Any undirected shares that you hold in the ASAP will be voted in proportion to the way the other ASAP shareholders vote their ASAP shares.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election for directors, the three persons receiving the highest number of “FOR” votes will be elected. The auditors proposal requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “What is the quorum requirement for the annual meeting?” in the section entitled “Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals” herein. In tabulating the voting result for any particular proposal, shares, which constitute broker non-votes, are not considered entitled to vote.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I obtain an admission ticket for the annual meeting?

A:	Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact Agilent’s Corporate Secretary at Agilent’s corporate headquarters. If you forget to bring an admission ticket, you will be admitted to the annual meeting only if you are listed as a stockholder of record as of December 26, 2001, and bring proof of identification. If you hold your shares through a stock broker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of December 26, 2001.

Q:	Where can I find the voting results of the annual meeting?

A:	Agilent will announce preliminary voting results at the annual meeting and publish final results in Agilent’s quarterly report on Form 10-Q for the second quarter of fiscal 2002.

BOARD STRUCTURE AND COMPENSATION

      The Board is divided into three classes serving staggered three-year terms. The Board has 9 directors and the following 4 committees: (1) Audit and Finance, (2) Compensation, (3) Nominating and (4) Executive. The membership during the 2001 fiscal year and the function of each committee are described below. During the 2001 fiscal year, the Board held 9 meetings. The Audit and Finance, Nominating, Compensation and Executive Committees held 5, 1, 7 and 8 meetings, respectively, during the 2001 fiscal year. Each director attended at least 75% of all Board and applicable committee meetings.

Name of Director	Audit and Finance		Compensation		Nominating		Executive

Non-Employee Directors:

Gerald Grinstein[1]			X		X	*	X	*

James G. Cullen[2]			X		X

Thomas E. Everhart[3]	X				X

Robert J. Herbold[4]	X				X

Walter B. Hewlett[3]	X				X

Heidi Kunz[5]	X	*			X

David M. Lawrence, M.D.[3]			X	*	X

A. Barry Rand[6]			X		X

Randall L. Tobias[7]			X

Employee Directors:

Edward W. Barnholt[8]							X

X = Committee member; * = Chairperson

(1)	Mr. Grinstein has served as a director and Chairman of the Board since August 1999.

(2)	Mr. Cullen has served as a director since April 2000.

(3)	Dr. Everhart, Mr. Hewlett and Dr. Lawrence have served as directors since July 1999. Dr. Everhart has indicated that he intends to retire from the board when his term expires at this year’s annual meeting. Accordingly, he will not stand for re-election.

(4)	Mr. Herbold has served as a director since June 2000.

(5)	Ms. Kunz has served as a director since February 2000.

(6)	Mr. Rand has served as a director since November 2000.

(7)	Mr. Tobias served as a director from October 1999 until July 31, 2001.

(8)	Mr. Barnholt has served as a director since May 1999.

Audit and Finance Committee

      The Audit and Finance Committee is responsible for review of Agilent’s auditing, accounting, financial reporting and internal control functions and for the selection of independent accountants. In addition, the committee is expected to monitor the quality of Agilent’s accounting principles and financial reporting, Agilent’s compliance with foreign trade regulations, as well as the independence of, and the non-audit services provided by, Agilent’s independent accountants. In discharging its duties, the Audit and Finance Committee is expected to:

•	review and approve the scope of the annual audit and the independent accountants’ fees;

•	meet independently with Agilent’s internal auditing staff, independent accountants and senior management;

•	review the general scope of Agilent’s accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit;

•	review funding and investment policies, implementation of funding policies and investment performance of Agilent’s benefit plans; and

•	review disclosures from Agilent’s independent accountants regarding Independence Standards Board Standard No. 1.

Compensation Committee

      The Compensation Committee determines, approves and reports to the Board on all elements of compensation for Agilent’s elected officers including total cash compensation and long-term equity based incentives.

Nominating Committee

      The charter of the Nominating Committee is to propose a slate of directors for appointment by Agilent’s stockholders at each annual meeting and candidates to fill any vacancies on the Board. It is also responsible for approving management succession plans and addressing the Board’s organizational and governance issues. During fiscal year 2001, the Nominating Committee met once. The Nominating Committee will consider nominees recommended by security holders provided such recommendations are made in accordance with the procedures described in this Proxy Statement under “Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals.”

Executive Committee

      The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Agilent’s Bylaws, recommend any action that requires the approval of the stockholders or take any other action not permitted under Delaware law to be delegated to a committee.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

      The following table provides information on Agilent’s compensation and reimbursement practices during the 2001 fiscal year for non-employee directors. Directors who are employed by Agilent do not receive any compensation for their Board activities.

COMPENSATION TABLE FOR THE 2001 FISCAL YEAR

Annual Director Retainer[1]	$100,000

Annual Retainer for Board Chairman	$400,000

Minimum Percentage of Annual Retainer to be Paid in Agilent’s Stock Options[2]	75%

One Time Initial Grant to be Paid in Agilent’s Stock Options[3]	$250,000

Additional Retainer for Committee Chair	$5,000

(1)	All directors served the entire 2001 fiscal year, except for Mr. Rand who joined the board of directors on November 27, 2000 and Mr. Tobias who served until July 31, 2001.

(2)	Stock options were valued using a Black-Scholes model. The initial grants are made at the time of a director’s election and cover the period extending through February 28 of the following year. Annual retainer grants are made on March 1st of each year following Agilent’s annual stockholders meeting.

(3)	Mr. Rand was the only director who received this one-time grant in fiscal year 2001.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Agilent’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

      The terms for four directors will expire at this 2002 annual meeting. However, Dr. Everhart has indicated his intention to retire from the Board at the end of his term and accordingly he will not stand for re-election. Votes cannot be cast and proxies cannot be voted other than for the three nominees named below. Directors elected at the 2002 annual meeting will hold office for a three-year term expiring at the annual meeting in 2005 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Agilent. There are no family relationships among Agilent’s executive officers and directors.

Nominees for Three-Year Terms That Will Expire in 2005

Heidi Kunz Age 47	Ms. Kunz has been a director of Agilent since February 2000. Ms. Kunz has served as an Executive Vice President and the Chief Financial Officer of Gap, Inc. since 1999. Prior to assuming her current position, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, Ms. Kunz held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

David M. Lawrence, M.D. Age 61	Dr. Lawrence has been a director of Agilent since July 1999. He has served as Chairman of the Board since 1992 and Chief Executive Officer since 1991 of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. He held a number of management positions with those organizations prior to assuming his current positions, including Vice Chairman of the Board and Chief Operating Officer. Dr. Lawrence is a director of Pacific Gas and Electric Company and Raffles Medical Group, Inc.

A. Barry Rand Age 57	Mr. Rand has been a director of Agilent since November 2000. He was the Chairman and Chief Executive Officer of Avis Group Holdings, Inc. from November 1999 to March 2001. Prior to joining Avis Group, Mr. Rand was Executive Vice President for Worldwide Operations at Xerox Corporation from 1995 to 1999. Mr. Rand is a senior adviser with Cendant Corporation and is a director of Abbott Laboratories and AT&T Wireless.

Agilent’s Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

      Agilent’s directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms or earlier in accordance with Agilent’s Bylaws. Information regarding the business experience of each of such directors is provided below.

Directors Whose Terms Will Expire in 2003

Edward W. Barnholt Age 58	Mr. Barnholt has served as Agilent’s President and Chief Executive Officer and as a director since May 1999. Before being named Agilent’s Chief Executive Officer, Mr. Barnholt served as Executive Vice President and General Manager of Hewlett-Packard Company’s Measurement Organization from 1998 to 1999, which included the business organizations that have become Agilent. From 1990 to 1998, he served as General Manager of Hewlett-Packard Company’s Test and Measurement Organization. He was elected a Senior Vice President of Hewlett-Packard Company in 1993 and an Executive Vice President in 1996. He is a director of KLA-Tencor Corporation.

Gerald Grinstein Age 69	Mr. Grinstein has served as Chairman of the Board since August 1999. From 1985 to 1995, he held a number of positions at Burlington Northern, Inc. He was named its Chairman and Chief Executive Officer in July 1991 and retired from his position as chairman of Burlington Northern Santa Fe Corporation (the successor to Burlington Northern, Inc.) in December 1995. Mr. Grinstein served as Chairman of the Board of Delta Air Lines, Inc. from August 1997 to October 1999 and has served as a principal of Madrona Investment Group, L.L.C., a Seattle based investment company, since October 1996. He is a director of Delta Air Lines, Inc., PACCAR Inc., Vans, Inc., the Pittston Company and Expedia.com. Mr. Grinstein is also a director of the following privately held corporations: Space Needle Corporation, Thinkfire, Inc. and Thinkfire Services, Inc.

Robert J. Herbold Age 59	Mr. Herbold has been a director of Agilent since June 2000. He was an Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to April 2001 and currently serves as an Executive Vice President of Microsoft Corporation. Prior to joining Microsoft, Mr. Herbold was a Senior Vice President at The Procter & Gamble Company from 1990 to 1994. Mr. Herbold is a director of Weyerhaeuser Corp., Immunex Corporation, Terabeam Networks, and World Wide Packets, Inc. He is Managing Director of the consulting firm Herbold Group, LLC.

Directors Whose Terms Will Expire in 2004

James G. Cullen Age 59	Mr. Cullen has served as a director since April 2000. Mr. Cullen was President and Chief Operating Officer of Bell Atlantic from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2001. Prior to this appointment, Mr. Cullen was a President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen is a member of the board of directors of Johnson & Johnson, Prudential Insurance Company and Quantum Bridge Communications.

Walter B. Hewlett Age 57	Mr. Hewlett has served as a director since July 1999. Mr. Hewlett is an independent software developer involved with computer applications in the humanities. He participated in the formation of Vermont Telephone Company of Springfield, Vermont in 1994 and currently serves as its Chairman. Mr. Hewlett founded the

Center for Computer Assisted Research in the Humanities in 1984, for which he serves as a director. He has been a trustee of The William and Flora Hewlett Foundation since its founding in 1966 and currently serves as its Chairman. In 1997, Mr. Hewlett was elected to the Board of Overseers of Harvard University and has served as a director of Hewlett-Packard Company since 1987. Mr. Hewlett has served as a director of the Public Policy Institute of California since 1998.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP as Agilent’s independent accountants to audit its consolidated financial statements for the 2002 fiscal year. During the 2001 fiscal year, PricewaterhouseCoopers LLP served as Agilent’s independent accountants and also provided certain tax and other consulting services. Although Agilent is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate practice to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and the Board will reconsider the appointment.

      Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Agilent’s Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of December 17, 2001, concerning:

•	beneficial ownership of Agilent’s common stock by the William R. Hewlett Trust; FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, as a group; and The David and Lucile Packard Foundation, the only beneficial owners of more than 5% of Agilent’s common stock;

•	beneficial ownership of Agilent’s common stock by all directors and executive officers named in the Summary Compensation Table herein; and

•	beneficial ownership of Agilent’s common stock by all directors and executive officers as a group.

      The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of February 15, 2002, 60 days after December 17, 2001, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

	Shares of Agilent Beneficially Owned

Name of Beneficial Owner	Number	Nature	Percentage (1)

Byron Anderson	11,947	Direct
	164,584	Vested Options (2)
	236	Indirect (3)

	176,767		*
Edward W. Barnholt	51,865	Direct
	1,115,461	Vested Options
	1,979	Indirect (4)

	1,169,305		*
Alain A. Couder	1,796	Direct
	275,000	Vested Options

	276,796		*
James G. Cullen	0	Direct
	10,011	Vested Options

	10,011		*
The David and Lucile Packard Foundation (5)	38,782,525		8.36%
300 Second Street, Suite 200 Los Altos, CA 94022

Thomas E. Everhart	4,365	Direct
	33,297	Vested Options

	37,662		*
FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, as a group (6)	24,844,673		5.36%
82 Devonshire Street Boston, MA 02109

	Shares of Agilent Beneficially Owned

Name of Beneficial Owner	Number	Nature	Percentage (1)

Gerald Grinstein	12,097	Direct
	70,175	Vested Options

	82,272		*
Robert J. Herbold	0	Direct
	12,131	Vested Options

	12,131		*
Hewlett Direct and Indirect Accounts (7)
Walter B. Hewlett	579,139	Direct
	30,702	Vested Options
	27,021	Indirect (8)

	636,862		*
William R. Hewlett Revocable Trust	13,101,927	Direct	2.83%
1505 Page Mill Road Palo Alto, CA 94304
The William and Flora Hewlett Foundation	8,567,389	Direct	1.85%
Packard Humanities Institute	4,910,828	Direct	1.06%
Estate of William R. Hewlett	334,982	Direct	*
Public Policy Institute of California	194,613	Direct	*

Heidi Kunz	0	Direct
	10,585	Vested Options

	10,585		*
David M. Lawrence, M.D.	1,546	Direct
	45,497	Vested Options
	3,966	Indirect (9)

	51,009		*
A. Barry Rand (10)	350	Direct
	14,627	Vested Options

	14,977		*
John E. Scruggs	22,429	Direct
	161,474	Vested Options

	183,903		*
William P. Sullivan	381	Direct
	185,648	Vested Options

	186,029		*
All current directors and executive officers as a group (22 persons) (11)	3,734,003		*

*	Represents holdings of less than one percent.

(1)	Percentage ownership is calculated based upon 463,748,691 shares of Agilent common stock outstanding on December 17, 2001.

(2)	“Vested Options” are options that may be exercised as of February 15, 2002.

(3)	Consists of shares held by Mr. Anderson’s son for which Mr. Anderson has no pecuniary interest and disclaims beneficial ownership.

(4)	Includes 1,547 shares of Agilent common stock held by Mr. Barnholt as custodian for his daughters. Also includes 432 shares of Agilent common stock held by Mr. Barnholt’s son for which Mr. Barnholt has no pecuniary interest and disclaims beneficial ownership.

(5)	The address and number of shares of Agilent common stock beneficially owned by The David and Lucile Packard Foundation is based on the Schedule 13G filed by the foundation with the U.S. Securities and Exchange Commission on January 30, 2001.

(6)	The address and number of shares of Agilent common stock beneficially owned by FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson is based on the Schedule 13G filed by this group with the U.S. Securities and Exchange Commission on February 13, 2001.

(7)	Mr. Hewlett shares voting and investment or dispositive power over the shares held by the William R. Hewlett Revocable Trust, the Packard Humanities Institute, the Estate of William R. Hewlett and the Public Policy Institute of California (the “PPIC”). Mr. Hewlett is a board member of the PPIC, however, Mr. Hewlett has excused himself from any PPIC decisions dealing with Agilent stock. Mr. Hewlett does not have voting or dispositive authority over the shares held by the William and Flora Hewlett Foundation, as voting and dispositive power is exercised by an independent stock committee. Mr. Hewlett is not a member of the independent stock committee. Mr. Hewlett disclaims any beneficial interest in the foregoing shares, because he has no pecuniary interest in the shares.

(8)	Consists of 1,533 shares held by Mr. Hewlett as custodian for his daughter, 5,488 shares held by Mr. Hewlett’s spouse, and 20,000 shares held in the James S. Hewlett Trust for which Mr. Hewlett is the trustee.

(9)	Consists of shares held for the benefit of Dr. Lawrence’s children in the Lawrence 2000 Irrevocable Trust of which Dr. Lawrence and his spouse are the trustees.

(10)	Mr. A. Barry Rand joined the Board as a director on November 27, 2000.

(11)	Does not include shares owned by Mr. Tobias, a director who resigned effective on July 31, 2001; Mr. Kniss, an officer who retired effective on August 3, 2001; Mr. Rusckowski, an officer who resigned effective on July 31, 2001; nor Mr. Walker, an executive officer who resigned effective on December 3, 2001. Includes shares owned by Mr. Adrian T. Dillon, an executive officer who became an employee of Agilent effective on December 3, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Agilent’s directors, executive officers and holders of more than 10% of Agilent common stock to file with the U.S. Securities and Exchange Commission reports regarding their ownership and changes in ownership of Agilent stock. Agilent believes that during the 2001 fiscal year, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of three late reports for Ms. Jean Halloran and one late report for Mr. Richard Kniss. Ms. Halloran received 950 shares as part of the pro rata distribution on June 2, 2000 by Hewlett-Packard Company of its interest in Agilent, but inadvertently did not report the receipt of these shares until a Form 4 filing on August 6, 2001 and a Form 5 filing on December 10, 2001. Ms. Halloran also inadvertently did not report the sale of 188 of these shares, which were sold on May 18, 2001, until a Form 4 filing on August 6, 2001. Mr. Kniss inadvertently did not report the sale of 8,413 shares sold on March 12, 2001 until a Form 5 filing made on December 11, 2001. In making these statements, Agilent has relied upon examination of the copies of Forms 3, 4 and 5 provided to the company and the written representations of its directors and officers.

EXECUTIVE COMPENSATION

      The following table sets forth certain compensation information for the chief executive officer and the four other executive officers of Agilent who, based on their salary and bonus compensation, were the most highly compensated for the fiscal year ended October 31, 2001 (the “Named Executive Officers”). All information set forth in this table reflects compensation earned by these individuals for services with Agilent for the fiscal year ended October 31, 2001, as well as their compensation for each of the fiscal years ending October 31, 2000 and October 31, 1999.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

		Annual Compensation		Restricted	Securities	All Other
				Stock Award(s)	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	Options (#)(3)	($)(4)

Edward W. Barnholt	2001	$941,666	$0	$0	500,000	$6,800
President and Chief	2000	1,000,000	660,000	46,908	750,000	6,800
Executive Officer	1999	920,635	474,684	409,141	121,458	313,892
Alain A. Couder (5)	2001	668,750	0	0	200,000	5,100
Executive Vice President	2000	427,273	85,500	0	350,000	5,100
and Chief Operating Officer	1999	0	0	0	0	0
John E. Scruggs	2001	463,336	0	0	85,000	6,800
Senior Vice President,	2000	470,000	243,930	19,778	100,000	6,800
Automated Test	1999	415,167	193,350	21,166	38,172	80,110
Byron Anderson	2001	488,125	0	0	75,000	6,800
Senior Vice President,	2000	500,000	173,684	21,311	100,000	6,800
Electronic Products and Solutions	1999	425,000	135,690	22,932	34,702	109,474
William P. Sullivan	2001	473,125	0	0	200,000	6,800
Senior Vice President,	2000	440,000	205,260	0	150,000	7,300
Semiconductor Products	1999	408,438	174,331	177,570	26,026	30,678

(1)	Reflects payments under the Agilent Pay for Results Plan, described under “Report of the Compensation Committee of the Board on Executive Compensation.”

(2)	On October 31, 2001, each of the Named Executive Officers held the following number of shares of restricted stock, which they received from the Agilent Technologies, Inc. Employee Stock Purchase Plan (the “Legacy Stock Purchase Plan”), with a value based on the October 31, 2001, market closing price of $22.27 per share: Mr. Barnholt held 876 shares of restricted stock valued at $19,509; Mr. Couder held 386 shares of restricted stock valued at $8,596; Mr. Scruggs held 386 shares of restricted stock valued at $8,596; Mr. Anderson held 414 shares of restricted stock valued at $9,220; Mr. Sullivan held no shares of restricted stock. Agilent does not pay dividends on this restricted stock.

For fiscal year 2000, the amounts disclosed reflect the dollar values of Hewlett-Packard Company’s (“HP”) and Agilent’s common stock, which were contributed under the Hewlett-Packard Company Employee Stock Purchase Plan (the “HP Stock Purchase Plan”) and the Agilent Legacy Stock Purchase Plan, respectively. Under such plans, eligible employees (including Executive Officers) receive one share as a match (“Matching Shares”) for every two shares purchased. In February 2000, eligible Agilent employees ceased participation in the HP Stock Purchase Plan and commenced participating in the Agilent Legacy Stock Purchase Plan. As of June 2, 2000, HP Matching Shares held by Agilent employees were forfeited and replaced with Agilent Matching Shares. The Matching Shares vest two years after the date of purchase. Vesting occurs on a rolling fiscal quarter basis, and is subject to forfeiture during the two-year period in the event of termination or certain other events.

Effective November 1, 2000, the Legacy Stock Purchase Plan was frozen and a new Agilent Employee Stock Purchase Plan (the “Agilent ESPP”) was adopted. The Agilent ESPP provides no matching shares of restricted stock. For fiscal years 2001 and 2000, no compensatory restricted stock awards were granted to Agilent executives.

For fiscal year 1999, the amounts disclosed in this column reflect both the HP Stock Purchase Plan Matching Shares and HP compensatory restricted stock awards. The amounts shown for

1999 restricted stock awards represent the dollar value of the awards on the dates originally granted by HP.

In fiscal year 1999, HP granted 6,000 shares of performance-based restricted stock to Mr. Barnholt valued at $355,140 based on the grant date closing price of $59.19 per share. The value of this award as of the original grant date is included in the total in the table. This award was replaced on November 18, 1999 with an Agilent stock option exercisable for 40,756 shares of Agilent common stock, which replacement was intended to preserve the fair value of the award at the time of distribution. This replacement grant contained no further performance criteria.

In fiscal year 1999, HP granted 3,000 shares of time-based restricted stock valued at $177,570 to Mr. Sullivan based on the grant date closing price of $59.19 per share. This award was replaced on November 18, 1999 with an award of an Agilent stock option exercisable for 20,378 shares of Agilent common stock, which replacement was intended to preserve the fair value of the award at the time of distribution

(3)	Awards granted prior to fiscal year 2000 were granted with respect to HP common stock. The amounts shown for 1999 stock options represent the equivalent number of shares of Agilent common stock resulting from the conversion of HP awards to Agilent awards. This conversion maintained the intrinsic value of the options held by Agilent employees as of June 2, 2000, which was the date of the distribution of the Agilent stock dividend to HP stockholders. The number of shares of common stock covered by the conversion option was calculated by multiplying the number of shares of HP common stock under the original award by a factor of 1.73511, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(4)	The amounts disclosed in this column include payment of Agilent’s contributions under the ASAP in fiscal year 2001 of $6,800 on behalf of each of Messrs. Barnholt, Scruggs, Anderson, and Sullivan and of $5,100 on behalf of Mr. Couder.

(5)	Mr. Couder commenced his employment with Agilent on February 15, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table shows all grants of options to acquire shares of Agilent common stock granted to the Named Executive Officers listed in the Summary Compensation Table for the fiscal year ended October 31, 2001.

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options Granted			of Stock Price Appreciation
	Underlying	to Agilent	Exercise or		for Option Term ($)
	Options	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Share)(2)	Date	5%(3)	10%(3)

Edward W. Barnholt	500,000	2.36%	$58.85	Dec. 2010	$18,505,224	$46,895,872
Alain A. Couder	200,000	0.94%	58.85	Dec. 2010	7,402,090	18,758,349
John E. Scruggs	85,000	0.40%	58.85	Dec. 2010	3,145,888	7,972,298
Byron Anderson	75,000	0.35%	58.85	Dec. 2010	2,775,784	7,034,381
William P. Sullivan	200,000	0.94%	58.85	Dec. 2010	7,402,090	18,758,349

(1)	The options granted are exercisable 25% after the first year, 50% after the second year, 75% after the third year, and 100% after the fourth year.

(2)	The options were granted at an exercise price equal to the fair market value of Agilent common stock on the grant date, calculated as the average of the high and low market price. The exercise price may be paid by delivery of cash in an amount equal to the exercise price or delivery of already-owned shares, and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(3)	Potential realizable value assumes that the common stock appreciates at the annual rate shown (compound annually) from the grant date till the option expiration date. It is calculated based on requirements of the U.S. Securities and Exchange Commission and does not represent the estimated growth of the future stock price by Agilent.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

      The following table shows aggregate exercises of options to purchase Agilent’s common stock in the fiscal year ended October 31, 2001, by the Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options as Fiscal		In-The-Money Options
	Shares		Year-End (#)		at Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward W. Barnholt	0	$0	705,814	1,190,013	$1,752,451	0
Alain A. Couder	0	0	162,500	387,500	0	0
John E. Scruggs	0	0	99,174	185,593	0	0
Byron Anderson	0	0	105,652	173,858	0	0
William P. Sullivan	0	0	68,228	348,928	0	0

      The value of unexercised Agilent options is based on the difference between the exercise price and the average of the high and low market prices of Agilent common stock on October 31, 2001 of $22.68.

PENSION PLANS

      The following table shows the estimated annual benefits payable on retirement to Agilent’s eligible employees in the United States under the Agilent Technologies, Inc. Deferred Profit Sharing Plan (the “Deferred Profit Sharing Plan”), Agilent’s Retirement Plan (the “Retirement Plan”) and Agilent’s Excess Benefit Retirement Plan (the “Excess Benefit Plan”). To calculate the number of years of an eligible employee’s service, the pension plans will bridge each eligible employee’s service with HP to that eligible employee’s service with Agilent.

ESTIMATED ANNUAL RETIREMENT BENEFITS

Highest Five-Year	15 Years	20 Years	25 Years	30 Years
Average Compensation	of Service	of Service	of Service	of Service

$400,000	$86,662	$115,549	$144,436	$173,323
500,000	109,162	145,549	181,936	218,323
600,000	131,662	175,549	219,436	263,323
700,000	154,162	205,549	256,936	308,323
800,000	176,662	235,549	294,436	353,323
900,000	199,162	265,549	331,936	398,323
1,000,000	221,662	295,549	369,436	443,323
1,100,000	244,162	325,549	406,936	488,323
1,200,000	266,662	355,549	444,436	533,323
1,300,000	289,162	385,549	481,936	578,323
1,400,000	311,662	415,549	519,436	623,323
1,500,000	334,162	445,549	556,936	668,323
1,600,000	356,662	475,549	594,436	713,323

Highest Five-Year	15 Years	20 Years	25 Years	30 Years
Average Compensation	of Service	of Service	of Service	of Service

1,700,000	379,162	505,549	631,936	758,323
1,800,000	401,662	535,549	669,436	803,323
1,900,000	424,162	565,549	706,936	848,323
2,000,000	446,662	595,549	744,436	893,323
2,100,000	469,162	625,549	781,936	938,323
2,200,000	491,662	655,549	819,436	983,323
2,300,000	514,162	685,549	856,936	1,028,323

      For fiscal year 2001, benefits exceeding $140,000 will be paid pursuant to the Excess Benefit Plan. No more than $170,000 (as adjusted from time to time by the U.S. Internal Revenue Service) of eligible compensation may be taken into account in calculating benefits payable under the Retirement Plan or the Deferred Sharing Profit Plan. Benefits attributable to annual earnings over $170,000 are payable under the Excess Benefit Plan. Benefits payable under the Excess Benefit Plan are available in a lump sum or up to 15 annual installments.

      The compensation used to determine the benefits summarized in the table above equals base pay, without deducting for the 10% temporary salary reduction. The covered compensation for each of the Named Executive Officers is the highest five-year average of such base pay for such Named Executive Officer.

      Named Executive Officers have been credited with the following years of service as of December 26, 2001: Mr. Barnholt, 30 years; Mr. Scruggs, 28.8 years; Mr. Anderson, 30 years; Mr. Sullivan, 24.8 years; and Mr. Couder, 1.8 years. Retirement benefits shown are expressed as a single life annuity at age 65 and reflect the maximum offset currently in effect under Section 401(l) of the Internal Revenue Code of 1986, as amended (the “Code”), to compute the offset for such benefits under the pension plan. For purposes of calculating the benefit, an employee cannot be credited with more than 30 years of service. Benefits under the Retirement Plan are payable in the form of a single life annuity, a qualified joint and survivor annuity or a lump sum.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

Agilent’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2001.

Compensation Philosophy

The goal of the executive compensation program is to provide a total compensation package composed of pay, stock and benefits. The total package is designed to inspire and reward superior performance by executives, business organizations and Agilent, and to include executives in the success of Agilent.

Executive Compensation Practices

Each year the Compensation Committee surveys the executive compensation practices of selected S&P 500 High Technology companies. The Compensation Committee’s practice is to target direct compensation levels for Agilent’s executives at the 50th percentile of total direct compensation of surveyed companies. Total direct compensation includes base pay, short-term variable pay at target and long-term incentives. Overall, individual performance is measured against the following factors; these factors may vary as required by business conditions:

•	long-term strategic goals;

•	short-term business goals;

•	revenue and profit goals;

•	customer satisfaction;

•	new business creation;

•	total stockholder return;

•	the development of employees; and

•	the fostering of teamwork and other Agilent values.

In setting the goals and measuring an executive’s performance against those goals, Agilent considers the performance of its competitors and general economic and market conditions. None of the factors included in Agilent’s strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt Agilent’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Components of Executive Compensation

The compensation program for executive officers consists of the following four components:

•	base pay;

•	short-term variable pay;

•	long-term incentives; and

•	benefits.

Base Pay

Base pay is baseline cash compensation and is determined by the competitive market and individual performance. Base pay for each executive officer is established each year based on a salary range that corresponds to the executive officer’s job responsibilities and the executive officer’s overall individual job performance.

Short-Term Variable Pay

The Agilent Technologies, Inc. Pay for Results Plan provides for cash compensation to be paid semi-annually when performance targets are achieved. During fiscal year 2001, the executive officers participated in the Pay for Results Plan. Actual variable pay paid to executive officers is based on achievement of profit and revenue goals established for each performance period.

Long-Term Incentives

The long-term incentive program is designed to encourage creation of long-term value for our stockholders and equity ownership by our executives. During fiscal year 2001, Agilent made stock option grants to Agilent’s executive officers under the Stock Plan. Each grant allows the officer to acquire shares of Agilent’s common stock, subject to the completion of a four-year vesting period, and continued employment with Agilent. These shares may be acquired at a fixed price per share (the market price on the grant date) over a ten-year period. Individual and business unit performance determines an executive’s grant amount.

Benefits

The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits typical in the given country in which Agilent operates. In addition, through the benefits survey process, benefits offered by competitors, as well as benefits that set Agilent apart as an employer, may be incorporated into the benefits package. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return.

Policy Regarding Compensation in Excess of $1 Million a Year

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to Agilent’s Chief Executive Officer or any of the four other most highly compensated executive officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m) of the Code. The Compensation Committee considers the net cost to Agilent. Accordingly, the Stock Plan and the Pay For Results Plan (the short-term variable pay plan) have been designed to qualify under Section 162(m) of the Code.

Stock Ownership Guidelines

Agilent’s stock ownership guidelines are designed to increase an executive’s equity stake in Agilent and more closely align his or her interests with those of our stockholders. The guidelines provide that the President and Chief Executive Officer should attain an investment position in Agilent’s stock equal to five times his annual targeted total cash compensation under the Pay for Results Plan. All other executive officers should attain an investment position equal to three times their targeted total cash compensation under the Pay for Results Plan, in each case within five years of election to their positions.

Compensation for the Chief Executive Officer

Edward W. Barnholt has served as President and Chief Executive Officer since May 4, 1999. The Compensation Committee used the executive compensation practices described above to determine Mr. Barnholt’s fiscal year 2001 compensation. In setting both the cash-based and equity-based elements of Mr. Barnholt’s compensation, the Compensation Committee made an overall assessment of Mr. Barnholt’s leadership in establishing Agilent’s long-term and short-term strategic, operational and business goals. Mr. Barnholt’s total compensation reflects a consideration of both competitive forces and Agilent’s performance.

The Compensation Committee surveyed the total direct compensation for chief executive officers of selected high technology companies. Based on this information, the Compensation Committee determined a median around which the Compensation Committee built a competitive range for cash-based and equity-based elements of the compensation package. As a result of this review, the Compensation Committee determined a mix of base salary and variable pay opportunity, along with an equity position to align Mr. Barnholt’s compensation with the growth of Agilent. The resulting total compensation package was competitive for CEO’s running companies comparable in size and complexity to Agilent.

Additionally, as part of the review process, the Compensation Committee assessed Agilent’s financial and business results compared to other companies within the high-technology industry; Agilent’s financial performance relative to its financial performance in prior periods; Agilent’s market competitiveness as measured by customer feedback, new business creation and product generation; and the health of the Agilent organization as measured by employee surveys and the ability to attract and retain key talent.

The specific recommendation for Mr. Barnholt positioned his target total cash compensation at $2,300,000: base salary remained at $1,000,000, with a $1,300,000 variable pay opportunity under the Pay for Results Plan. The variable pay opportunity could have increased to $2,600,000 if maximum performance objectives were achieved. Consistent with the Pay for Results Plan, the performance objectives were based on Agilent’s net profit and revenue growth.

In determining the stock option grant for Mr. Barnholt, the Compensation Committee evaluated his total direct compensation compared to CEO’s of comparable companies and determined that an award of a non-qualified stock option to purchase 500,000 shares of Agilent common stock was appropriate.

Given the dramatic shift in the market, and the subsequent impact on Agilent’s financial results, Mr. Barnholt did not receive any payout under the Pay for Results Plan in fiscal 2001. There were no payouts in fiscal 2001 to any of the 941 executives participating in the Pay for Results Plan. Additionally, all Agilent executives agreed to a 10% pay reduction from April 1, 2001 through October 31, 2001. The 10% reduction in pay is continuing for Mr. Barnholt, his executive officers and approximately 2,000 of Agilent’s senior managers starting in the first quarter of fiscal 2002.

Submitted by:

Compensation Committee

David M. Lawrence, M.D., Chairperson

James G. Cullen
Gerald Grinstein
A. Barry Rand

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of Agilent or any of its subsidiaries during the fiscal year, formerly officers of Agilent, or had any relationship otherwise requiring disclosure hereunder.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit and Finance Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. The Board adopted a written charter for the Audit and Finance Committee on May 17, 2000 and abided by that charter during the 2001 fiscal year. Agilent operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met five times during the 2001 fiscal year.

The Audit and Finance Committee has reviewed Agilent’s audited consolidated financial statements and discussed such statements with management. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, Agilent’s independent accountants during the 2001 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit and Finance Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with it its independence. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Agilent’s audited consolidated financial statements be included in Agilent’s

Annual Report on Form 10-K for the fiscal year ended October 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

Heidi Kunz, Chairperson

Thomas E. Everhart
Robert J. Herbold
Walter B. Hewlett

Audit Fees

      The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2001 and for other services rendered during fiscal year 2001 on behalf of Agilent and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed or will be billed to Agilent:

Annual Audit Fees	$2,850,000
Design and Implementation of Financial Information Systems	$0
Other Non-Audit Fees:
Tax services	$11,628,000
Audit, accounting and due diligence services related to Agilent’s acquisitions and divestitures activities	2,444,000
Other accounting and auditing services including statutory audits of Agilent’s international operations, as required	1,812,000
Consulting services	1,240,000

Total Other Non-Audit Fees	$17,124,000

      In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants for the fiscal year ending October 31, 2002, the Audit and Finance Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Incorporation by Reference

      The Report of the Compensation Committee of the Board on Executive Compensation and the Audit and Finance Committee Report (including reference to the independence of the Audit and Finance Committee members) above, and the Stock Price Performance Graph on the following page, are not deemed filed with the U.S. Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by Agilent under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Agilent specifically incorporates such information by reference.

STOCK PRICE PERFORMANCE GRAPH

      The graph below shows the two-year cumulative total stockholder return assuming the investment of $100 (and the reinvestment of any dividends thereafter) on November 18, 1999, the first trading day of Agilent’s common stock, in each of Agilent’s common stock, the S&P 500 Index, and a peer group.(1) Agilent’s stock price performance shown in the following graph is not indicative of future stock price performance.

Comparison of 2 Years (11/18/99 to 10/31/01) Cumulative Total Return

Among Agilent Technologies, The S&P 500 Index, and The Peer Group Composite

(1)	The peer group is composed of companies that are members of the S&P High Technology Index, which are in sectors related to Agilent’s businesses. Those sectors are: Communications Equipment, Computers (Networking), Electronics (Instrumentation), Electronics (Semiconductors), and Equipment (Semiconductor). These sectors were selected by Agilent with the underlying companies chosen and maintained by S&P:

Electronics
Communications	Computers	(Instrumentation),	Electronics	Equipment
Equipment	(Networking)	excluding Agilent	(Semiconductors)	(Semiconductor)

ADC Telecommunications	Avaya Inc.	Perkin-Elmer Inc.	Advanced Micro Devices	Applied Materials
Andrew Corp.	Cisco Systems	Tektronix Inc.	Altera Corp.	KLA-Tencor Corp.
Ciena Corp.	Network Appliances		Analog Devices	Novellus Systems
Comverse Technology			Applied Micro Circuits	Teradyne Inc.
Corning Inc.			Broadcom Corporation
JDS Uniphase Corp.			Conexant Systems
Lucent Technologies			Intel Corp.
Motorola Inc.			Linear Technology
Nortel Networks Corp.			LSI Logic
Qualcomm Inc.			Maxim Integrated Products
Scientific-Atlanta			Micron Technology
Tellabs Inc.			National Semiconductor
PMC-Sierra Inc.
QLogic
Texas Instruments
Vitesse Semiconductor
Xilinx Inc.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the annual meeting?

A:	Other than the two proposals described in this proxy statement, Agilent does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Edward W. Barnholt, Agilent’s President and Chief Executive Officer, and D. Craig Nordlund, Agilent’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Agilent’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What class of shares is entitled to be voted?

A:	Each share of Agilent’s common stock outstanding as of the close of business on December 26, 2001, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, Agilent had approximately 463,695,160 shares of common stock issued and outstanding.

Q:	What is the quorum requirement for the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Who will count the vote?

A:	A representative of Computershare Investor Services, Agilent’s transfer agent, will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agilent or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Agilent’s management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Agilent will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Agilent’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Agilent has retained the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Agilent estimates that it will pay Georgeson a fee of $12,500 for its services. In addition, Agilent may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in Agilent’s proxy statement for next year’s annual meeting, the written proposal must be received by Agilent no later than September 13, 2002. Such proposals will need to comply with the U.S. Securities and Exchange Commission’s regulations regarding the inclusion of stockholder proposals in Agilent-sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by Agilent no later than October 25, 2002 and should contain such information as required under Agilent’s Bylaws. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend.

Nomination of Director Candidates: Agilent’s Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Agilent not fewer than 120 days in advance of the date of the prior year’s annual meeting of stockholders. Thus, since this year’s annual meeting is February 22, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by Agilent not later than October 25, 2002 (i.e., 120 days prior to February 22). In addition, the notice must meet all other requirements contained in Agilent’s Bylaws and include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Copy of Bylaw Provisions: You may contact the Agilent Corporate Secretary at Agilent’s corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

AGILENT’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2001, IS AVAILABLE WITHOUT CHARGE TO EACH STOCKHOLDER, ON SUCH STOCKHOLDER’S WRITTEN REQUEST TO THE UNDERSIGNED AT AGILENT’S ADDRESS INDICATED ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board

D. CRAIG NORDLUND

Senior Vice President, General Counsel
and Secretary
Dated: January 11, 2002

DIRECTIONS TO

THE FLINT CENTER FOR
THE PERFORMING ARTS

FROM SAN FRANCISCO

Take 280 South to 85 South

towards Gilroy.

Exit at Stevens Creek Blvd.

(1st off-ramp).

Turn East (left) onto Stevens

Creek Blvd. (over freeway).

Turn right onto Mary Ave. (2nd light).

Make immediate right onto

frontage road of De Anza College.

At stop sign turn left.

Parking is available in the parking

structure on your right.

FROM SAN JOSE

Take 280 North to the De Anza Blvd. exit.

Turn South (left) onto De Anza Blvd. and proceed to Stevens Creek Blvd.

Turn right onto Stevens Creek Blvd.

Turn left on Mary Avenue.

Make immediate right onto frontage road of De Anza College.

At stop sign turn left.

Parking is available in the parking structure on your right.

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Annual Meeting of Stockholders Flint Center for the Performing Arts 21250 Stevens Creek Boulevard Cupertino, California February 22, 2002 at 10 a.m. ADMIT ONE	Annual Meeting of Stockholders Flint Center for the Performing Arts 21250 Stevens Creek Boulevard Cupertino, California February 22, 2002 at 10 a.m. ADMIT ONE

AGILENT TECHNOLOGIES, INC	PROXY

Annual Meeting of Stockholders — February 22, 2002
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Edward W. Barnholt and D. Craig Nordlund and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on December 26, 2001, at the annual meeting of stockholders to be held on Friday, February 22, 2002, or any adjournment thereof.

IMPORTANT — This Proxy must be signed and dated on the reverse side.

(Continued and to be voted on reverse side.)

Dear Stockholder:

On the bottom of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

0078IC

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

AGILENT TECHNOLOGIES, INC. encourages your to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2002 proxy statement and then follow these easy steps:

	TO VOTE BY PHONE		TO VOTE BY INTERNET

•	Call toll free 1-877-550-2646 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for this call.	•	Go to the following Web site: www.computershare.com/us/proxy

•	Enter the 6-digit Control Number located below.	•	Enter the information requested on your computer screen, including your 6-digit Control Number located below.

		•	Follow the simple instructions on the screen.

Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1

When asked, please confirm your vote by pressing 1

Option 2:	If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

If you vote by telephone or the Internet, DO NOT mail back the proxy card.
THANK YOU FOR VOTING!

CONTROL NUMBER

+	AGILENT TECHNOLOGIES, INC. FEBRUARY 22, 2002 0078HB

CONTROL NUMBER

Mark this box with an X if you have made changes to your name or address details below.

A2891

Proxy Card

Please mark vote in box in the following manner using dark ink only.	X	OR	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of Directors Recommends a Vote “FOR” the listed nominees.

1. The election of Directors:	For	Withhold

01. Heidi Kunz

02. David M. Lawrence, M. D

03. A. Barry Rand

The Board of Directors Recommends a Vote “FOR” the following proposal.

	For	Against	Abstain
2. The ratification of the appointment of independent accountants PricewaterhouseCoopers LLP.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2.

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature	Signature	Date

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